 Amendment No. 2 to Transfer Agency and Services Agreement

This Amendment No. 2, entered into as of January 11, 2016 (the “Execution Date”) and effective as of January 11, 2016 (the “Effective Date”), to the Transfer Agency and Services Agreement (this “Amendment”), by and between Wakefield Alternative Series Trust, a Delaware statutory trust established under the laws of the State of Delaware (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust and ALPS entered into a Transfer Agency and Services Agreement, dated as of May 22, 2012, as in effect prior to giving effect to this Amendment (the “Agreement”);

WHEREAS, the Trust and ALPS wish to amend the provisions of the Agreement to reflect a revised APPENDIX A – LIST OF PORTFOLIOS; and

WHEREAS, the Trust and ALPS wish to amend the provisions of the Agreement to reflect a revised FEE SCHEDULE – COMPENSATION.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.            Upon the Effective Date, the parties hereto agree to delete the current APPENDIX A – LIST OF PORTFOLIOS of the Agreement in its entirety and replace it with a new APPENDIX A – LIST OF PORTFOLIOS attached hereto and incorporated by reference herein.

2.            Upon the Effective Date, the parties hereto agree to delete the current FEE SCHEDULE – COMPENSATION of the Agreement in its entirety and replace it with a new FEE SCHEDULE – COMPENSATION attached hereto and incorporated by reference herein.

3.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Execution Date.

WAKEFIELD ALTERNATIVE SERIES TRUST                                                                                                                ALPS FUND SERVICES, INC.

By:	/s/ Patrick F. Hart, III	By:	/s/ Jeremy O. May
Name:	Patrick F. Hart, III	Name:	Jeremy O. May
Title:	President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

(Effective January 11, 2016)

Wakefield Managed Futures Strategy Fund